Exhibit 10.1

CONSULTANT FINANCIAL AGREEMENT

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This is a non-exclusive Consultant Financial Agreement is made and entered into this 20 day of February, 2014, by and between Electric Motors and Vehicles Company whose address is 1900 Main Street, #300, Irvine, California 92614 (the “Issuer”), and Commercial Capital Plus whose address is 920 Hampshire Road Suite # A4, Westlake Village, CA 91361 (the “Consultant”), hereinafter collectively referred to as the “Parties.”

1. THE AGREEMENT

1.1 Issuer is to be part of any US Federal Grants to which the Issuer is a beneficiary and which the “Consultant” materially advanced the development of and is to be considered the objective of this Agreement and defined as the (the “Transaction”). The Transaction shall be on terms and conditions satisfactory to “Issuer”. As a result of the introduction made through a Lobbyist.

Should “Issuer”, at its sole discretion, close on any introduced transactions under this Agreement, that in itself shall serve as proof that the Transaction met the terms and conditions that were satisfactory to “Issuer”.

1.2 It is acknowledged by “Issuer” that, as of the date of this Agreement: “Consultant” has acted solely as a “Consultant” and not in any other capacity. “Consultant” has not advised “Issuer” in any manner regarding the merits of this or any other financing arrangement; “Issuer” has consulted its own counsel on all aspects of this Transaction and has done its own due diligence to its satisfactions; “Consultant” has not made any representations to “Issuer” to induce it into this Agreement.

1.3 “Issuer” shall have no obligation whatever to “Consultant” except as provided herein. Issuer” shall be under no obligation to pay “Consultant” where the introduced source has offered to purchase all or part of the Transaction unless such offer is accepted by “Issuer” in writing. For purposes of this Agreement, the total amount due “Consultant” and actually received by “Issuer” shall be due and payable on the date of the closing. “Issuer” shall be under no obligation to consummate any such Transaction, except upon such terms as shall be acceptable to “Issuer” in its sole discretion.

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1.4 The undersigned parties hereby irrevocably agree, as relates to Grants approved and accepted by “Issuer” in writing, not to circumvent, avoid, bypass or obviate each other, directly or indirectly, to avoid payment of fees or commissions in any transaction with any Lobbyist.

The “Consultant” and “Issuer” mutually agree and covenants that it will not directly, or indirectly, or in conjunction with any other person, company, partnership or corporation, apply to the Lobbyist that has (have) been approved by “Issuer” in writing to whom “Consultant” has submitted a Grant application, except through “Consultant”, for a period of 24 months, otherwise the Issuer actually shall be liable to “Consultant” for the Fee described in [2.2-2.3] of this agreement.

2. THE FEE

2.1 The fee for successful introductions by “Consultant” to “Issuer” in the event of a U.S. Federal Grant, is to be paid by “Issuer” pursuant to this Agreement in the sum distributed and computed as follows:

The cash fee due from “Issuer” shall be payable to “Consultant” through closing escrow and actual receipt of funds by “Issuer” for the successful introduction for any US Federal Grants.

The term “successful introduction” is defined as any lobbyist that “Consultant” introduced to “Issuer”, and which “Issuer” has accepted in writing, where “Issuer “ receives capital in the form of US Federal Grants. The escrow agent or “Issuer” shall release the fee to “Consultant” via wire transfer within five (5) business days as the balance of Grant funds is released to “Issuer”.

2.2 A fee based on the capital procured by US Federal Grants of the following (non-dilutive to equity, no debt, no repayment obligation);

$15-50M Ten (10) points of funds actually received by Issuer at closing.

2.3 -- A fee based on the following scale based on awards for US Government Contracts or Commercial Contracts procured that result in sales.

-$1+ USD: 4%

3. OTHER

3.1 Any arrangements made by “Issuer” with any broker or other people with whom “Issuer” is or may be involved are the total responsibility of “Issuer”. Any arrangements made by “Consultant” with any broker or other people with whom “Consultant” is or may be involved are the total responsibility of “Consultant”.

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Upon payment made by “Issuer” to “Consultant” of “Consultant” fee, “Consultant” will hold Issuer free and harmless from any and all claims, liabilities, commissions, fees or expenses in connection with the transaction from any party who alleges a relationship with or through “Consultant” and the Investors.

3.2 This Agreement contains the entire agreement between “Consultant” and “Issuer” concerning the introduction of the Lobbyist to “Issuer” and correctly set forth the rights and duties of each of the parties to each other on this matter, and if any other agreement concerning the subject matter herein is entered into subsequent to the date of this Agreement; it is likewise null and void unless otherwise agreed to by the “Issuer” and the “Consultant” in writing. Any agreement or representation concerning the subject matter of this Agreement or the duties of “Consultant” to” Issuer” in relation thereto, not set forth in this Agreement, is null and void.

3.3 This Agreement shall be governed by the laws of the State of California. Any dispute, action or claim under this Agreement shall be resolved, to the exclusion of all other forums, by the American Arbitration Association Los Angeles, State of California for the first 12 months of this agreement, and the arbitration location will move to a neutral 3rd party site in month thirteen and thereafter to be arbitrated by American Arbitration Association.

3.4 “Issuer’s” disclosure and obligation to make true statement of facts to “Consultant” and Lobbyist are set forth in Lobbyist applications. “Issuer” shall provide “Consultant” and Lobbyist all material facts relative to this application. “Issuer” agrees to save and hold “Consultant” harmless from all claims, disputes, litigations and/or judgment arising from substantively incorrect information supplied by “Issuer” or from any material fact known by “Issuer” which “Issuer” fails to disclose. Finder agrees to save and hold Issuer harmless against any/all incorrect representations made by Finder

3.5 “Issuer” warrants that he or she has the authority to execute this Agreement. The “Issuer” and “Consultant” further intend that this Agreement constitutes the complete and exclusive statement of its terms, and that no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Agreement.

3.6 “Consultant” is not registered with the SEC as a broker/dealer or investment advisor and as a consequence, “Consultant” will not provide any investment services that require registration as a broker/dealer or investment advisor. “Consultant” shall act as an introducing party only. “Consultant” will not advise any person or entity on the merits of lending money to, purchasing an equity interest or purchasing assets from the “Issuer”. “Consultant” will not advise the Issuer with regard to terms and conditions of transaction with any person of entity introduced by Finder to the Issuer.

3.7 Manually signed agreements may be scanned or otherwise transferred into an electronic form and such electronic copies of those manually signed Agreements shall be considered original, binding and enforceable documents.

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4. NON-DISCLOSURE

“Consultant” acknowledges and agrees not to disclose or otherwise reveal to any third party any information it may receive by any manner by Issuer other than the appropriation of funds.

IN WITNESS WHEREOF, the within Agreement has been executed by a duly authorized officer and representative of each party who has signed it after all due corporate authority has been granted to each signatory on the date indicated below and shall be binding upon and inure to the benefit of each party’s respective successor and assign.

(Commercial Capital Plus) (“Consultant”)

Sign: /s/ Joshua Mosshart

Joshua Mosshart Co-Chairman

Date: 24 February 2014

(Electric Motors and Vehicles Company) (“Issuer”)

Sign: /s/ Keith A. Rosenbaum

Keith A. Rosenbaum CEO

Date: 24 February 2014